                                                                EXHIBIT 10.8
                                                                ------------








                                 $40,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                                 dated as of

                              December 30, 1997

                                   among

                         FRANKLIN ELECTRIC CO., INC.
                        as Borrower and as Guarantor

                           The Banks Listed Herein

                                   and

                           WACHOVIA BANK, N.A.,
                                as Agent

                              TABLE OF CONTENTS
                   AMENDED AND RESTATED CREDIT AGREEMENT
                             ARTICLE IDEFINITIONS

SECTION 1.01.  Definitions

SECTION 1.02.  Accounting Terms and Determinations

SECTION 1.03.  Use of Defined Terms

SECTION 1.04.  Terminology

SECTION 1.05.  References

                                 ARTICLE II

                                 THE CREDITS

SECTION 2.01.  Commitments to Make Syndicated Loans

SECTION 2.02.  Method of Borrowing Loans

SECTION 2.03.  Notes

SECTION 2.04.  Maturity of Loans; Extension of Termination Date

SECTION 2.05.  Interest Rates

SECTION 2.06.  Fees

SECTION 2.07.  Optional Termination or Reduction of Commitments

SECTION 2.08.  Mandatory Termination of Commitments

SECTION 2.09.  Optional Prepayments

SECTION 2.10.  Mandatory Prepayments

SECTION 2.11.  General Provisions as to Payments

SECTION 2.12.  Computation of Interest and Fees

SECTION 2.13.  Additional Borrowers

                                 ARTICLE III

                           CONDITIONS TO BORROWINGS

SECTION 3.01.  Conditions to First Borrowing

SECTION 3.02.  Conditions to All Borrowings

SECTION 3.03.  First Borrowing By Each Additional Borrower

                                 ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power

SECTION 4.02.  Corporate and Governmental Authorization; No Contravention

SECTION 4.03.  Binding Effect

SECTION 4.04.  Financial Information

SECTION 4.05.  Litigation

SECTION 4.06.  Compliance with ERISA

SECTION 4.07.  Taxes

SECTION 4.08.  Subsidiaries

SECTION 4.09.  Not an Investment Company

SECTION 4.10   Public Utility Holding Company Act

SECTION 4.11.  Ownership of Property; Liens

SECTION 4.12.  No Default

SECTION 4.13.  Full Disclosure

SECTION 4.14.  Environmental Matters

SECTION 4.15.  Compliance with Laws

SECTION 4.16.  Capital Stock

SECTION 4.17.  Margin Stock

SECTION 4.18.  Insolvency

                                 ARTICLE V

                                 COVENANTS

SECTION 5.01.  Information

SECTION 5.02.  Inspection of Property, Books and Records

SECTION 5.03.  Debt Restriction

SECTION 5.04.  Current Obligation Coverage

SECTION 5.06.  Loans or Advances

SECTION 5.07.  Investments

SECTION 5.08.  Negative Pledge

SECTION 5.09.  Maintenance of Existence

SECTION 5.10.  Consolidations, Mergers and Sales of Assets

SECTION 5.11.  Use of Proceeds

SECTION 5.12.  Compliance with Laws; Payment of Taxes

SECTION 5.13.  Insurance

SECTION 5.14.  Change in Fiscal Year

SECTION 5.15.  Maintenance of Property

SECTION 5.16.  Environmental Matters

                                 ARTICLE VI

                                  DEFAULTS

SECTION 6.01.  Events of Default

SECTION 6.02.  Notice of Default

                                 ARTICLE VII

                                  THE AGENT

SECTION 7.01.  Appointment, Powers and Immunities

SECTION 7.02.  Reliance by Agent

SECTION 7.03.  Defaults

SECTION 7.04.  Rights of Agent as a Bank

SECTION 7.05.  Indemnification

SECTION 7.06.  CONSEQUENTIAL DAMAGES

SECTION 7.07.  Payee of Note Treated as Owner

SECTION 7.08.  Non-Reliance on Agent and Other Banks

SECTION 7.09.  Failure to Act

SECTION 7.10.  Resignation or Removal of Agent

                                 ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair

SECTION 8.02.  Illegality

SECTION 8.03.  Increased Cost and Reduced Return

SECTION 8.04. Base Rate Loans or Other Fixed Rate Loans Substituted for Affected Fixed Rate Loans

SECTION 8.05.  Compensation

SECTION 8.06.  Failure to Pay in Foreign Currency

SECTION 8.07.  Judgment Currency

                                 ARTICLE IX

                                MISCELLANEOUS

SECTION 9.01.  Notices

SECTION 9.02.  No Waivers

SECTION 9.03.  Expenses; Documentary Taxes; Indemnification

SECTION 9.04.  Setoffs; Sharing of Set-Offs

SECTION 9.05.  Amendments and Waivers

SECTION 9.06.  Margin Stock Collateral

SECTION 9.07.  Successors and Assigns

SECTION 9.08.  Confidentiality

SECTION 9.09.  Representation by Banks

SECTION 9.10.  Obligations Several

SECTION 9.11.  Survival of Certain Obligations

SECTION 9.12.  Georgia Law

SECTION 9.13.  Severability

SECTION 9.14.  Interest

SECTION 9.15.  Interpretation

SECTION 9.16.  Consent to Jurisdiction

SECTION 9.17.  Counterparts

                                 ARTICLE X

                       REPRESENTATIONS AND WARRANTIES
                          OF ADDITIONAL BORROWERS

SECTION 10.01.  Corporate Existence and Power

SECTION 10.02.  Corporate and Governmental Authorization; No Contravention

SECTION 10.03.  Binding Effect

                                 ARTICLE XI

                       GUARANTEE BY FRANKLIN ELECTRIC

SECTION 11.01.  The Guarantee

SECTION 11.02.  Guarantee Unconditional

SECTION 11.03. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.

SECTION 11.04.  Waiver

SECTION 11.05.  Subrogation

SECTION 11.06.  Stay of Acceleration



SCHEDULE 4.08       Existing Subsidiaries
SCHEDULE 4.14A-1    Potentially Responsible Party Designations
SCHEDULE 4.14A-2    Properties Identified on Environmental Lists
EXHIBIT A           Form of Dollar Note
EXHIBIT B           Form of Foreign Currency Note
EXHIBIT C           Form of Opinion of Counsel for the Borrowers
EXHIBIT D           Form of Opinion of Special Counsel for the Agent
EXHIBIT E           Form of Opinion of Counsel for Additional Borrower
EXHIBIT F           Form of Election to Participate
EXHIBIT G           Form of Election to Terminate
EXHIBIT H           Form of Closing Certificate
EXHIBIT I           Form of Secretary's Certificate
EXHIBIT J           Form of Compliance Certificate
EXHIBIT K           Form of Assignment and Acceptance
EXHIBIT L           Form of Notice of Borrowing

                    AMENDED AND RESTATED CREDIT AGREEMENT

         AGREEMENT dated as of December 30, 1997 among FRANKLIN ELECTRIC CO., INC., the BANKS listed on the signature pages hereof and WACHOVIA BANK, N.A., as Agent.

         Franklin Electric, the Agent and certain Banks listed therein (the "Original Banks") entered into a Credit Agreement dated as of January 5, 1996 (the "Original Credit Agreement") to provide, among other things, for the making of Loans from time to time by the Original Banks to Franklin Electric.

         Franklin Electric, the Agent and the Banks listed on the signature pages hereof (which currently hold all of the Commitments and Loans outstanding under the Original Credit Agreement) wish to amend and restate the Original Credit Agreement as follows:

                                 ARTICLE I

                                DEFINITIONS

         SECTION 1.01.  Definitions.  The terms as defined in this Section
1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

         Additional Borrower means any Wholly Owned Subsidiary that becomes an Additional Borrower for purposes of this Agreement pursuant to Section 2.13.

         Adjusted IBOR Rate has the meaning set forth in Section 2.05(d).

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

         "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, or
(ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Wachovia Bank, N.A. (successor by merger to Wachovia Bank of Georgia, N. A.), a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

         "Agent's Letter Agreement" means that certain letter agreement, dated as of November 2, 1995, between Franklin Electric and the Agent relating to the structure of the Loans, and certain fees from time to time payable by Franklin Electric to the Agent, together with all amendments and modifications thereto.

         "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

         "Applicable Facility Fee Rate" has the meaning set forth in Section 2.06(a).

         "Applicable Margin" has the meaning set forth in Section2.05(a).

         "Assignee" has the meaning set forth in Section 9.07(c).

         "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit K.

         "Authority" has the meaning set forth in Section8.02.

         "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

         "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate.

         "Borrower" means any of Franklin Electric and the Additional Borrowers (if any); provided that the status of any such Person (except Franklin Electric) as a Borrower hereunder shall terminate when the Agent (i) receives an Election to Terminate with respect to such Person, duly executed on behalf of Franklin Electric, and (ii) confirms to its satisfaction that the representations and warranties of Franklin Electric set forth in such Election to Terminate are true.

         "Borrowing" means a borrowing hereunder consisting of Loans made to
the same Borrower at the same time by the Banks,  pursuant to Article.   A
Borrowing is a Dollar Borrowing if such Loans are Dollar Loans or a Foreign Currency Borrowing if such Loans are Foreign Currency Loans. A Dollar Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

         "Capital Expenditures" means, for any period, the sum of all capital expenditures incurred during such period by Franklin Electric and its Consolidated Subsidiaries, as determined in accordance with GAAP.

         Capitalized Lease Obligations means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of Franklin Electric or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with GAAP.

         "Capital Stock" means any nonredeemable capital stock of Franklin Electric or any Consolidated Subsidiary (to the extent issued to a Person other than Franklin Electric), whether common or preferred.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Change of Law" shall have the meaning set forth in Section 8.02.

         "Closing Certificate" has the meaning set forth in Section 3.01(e).

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

         "Compliance Certificate" has the meaning set forth in Section
5.01(c).

         "Consolidated Fixed Charges" means, for any period, the sum of (i) Consolidated Interest Expense for such period, and (ii) Depreciation for such period.

         "Consolidated Interest Expense" means, for any period, interest expense in respect of Indebtedness of Franklin Electric or any of its Consolidated Subsidiaries outstanding during such period, determined on a consolidated basis as of such date in accordance with GAAP.

         Consolidated Net Income means, for any period, the net income, after taxes, of Franklin Electric and its Consolidated Subsidiaries, determined on a consolidated basis for such period in accordance with GAAP, but excluding extraordinary and other non-recurring items.

         Consolidated Net Worth means the sum of (i) the par value (or value stated on the books of Franklin Electric) of the capital stock of all classes of Franklin Electric, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of Franklin Electric and its Subsidiaries after subtracting therefrom the aggregate of treasury stock and any other contra-equity accounts including, without limitation, minority interests, all determined in accordance with GAAP.

         Consolidated Operating Profits means, for any period, the operating income of Franklin Electric and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         Consolidated Subsidiary means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, are consolidated with those of Franklin Electric in its consolidated financial statements as of such date.

         Consolidated Tangible Net Worth means (i) Consolidated Net Worth less
(ii) intangible and similar assets in excess of $5,630,000 plus (iii) an amount equal to 75% of Franklin Electric's LIFO reserve.

         Consolidated Total Assets means, at any time, the total assets of Franklin Electric and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of Franklin Electric and its Consolidated Subsidiaries, prepared in accordance with GAAP.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Franklin Electric, are treated as a single employer under Section 414 of the Code.

         Current Debt means, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within 1 year from the date of the creation thereof.

         Current Maturities means all payments in respect of Long-Term Debt that are required to be made by Franklin Electric or any Consolidated Subsidiary within 1 year from the date of determination, whether or not the obligation to make such payments would constitute a current liability of Franklin Electric or such Consolidated Subsidiary under GAAP.

         Current Obligations means, for any period, the sum of (i) Consolidated Interest Expense for such period and (ii) Current Maturities for such period.

         Debt means Current Debt of Franklin Electric and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and Funded Debt of Franklin Electric and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

         "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

         "Depreciation" means, for any period, the sum of all depreciation and amortization expenses of Franklin Electric and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

         "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan or Foreign Currency Borrowing, as the case may be, determined by the Agent on the basis of its spot rate for the purchase of the appropriate Foreign Currency with Dollars.

         "Dollar Loans" means Loans made in Dollars by all of the Banks at the same time pursuant to Section 2.01, which may be either a Base Rate Loan or a Euro-Dollar Loan.

         "Dollar Notes" means promissory notes of each of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrowers to repay the Dollar Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or Illinois are authorized or required by law to close.

         "EBITDA" for any period means the sum of (a) Consolidated Net Income,
(b) tax expense and (c) Consolidated Fixed Charges, all determined with respect to Franklin Electric and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

         Election to Participate means an Election to Participate substantially in the form of Exhibit F hereto.

         Election to Terminate means an Election to Terminate substantially in the form of Exhibit G hereto.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of Franklin Electric or any Subsidiary required by any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to Franklin Electric, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Facility Fee Determination Date" has the meaning set forth in
Section 2.06(a).

         "Facility Fee Payment Date" means each March 31, June 30, September 30 and December 31.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Agent.

         "Fiscal Quarter" means any fiscal quarter of Franklin Electric.

         "Fiscal Year" means any fiscal year of Franklin Electric.

         "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Foreign Currency Borrowing.

         "Fixed Rate Loans" means Euro-Dollar Loans or Foreign Currency Loans, or any or all of them, as the context shall require.

         Foreign Currencies means, individually and collectively, as the context shall require: (i) Federal Republic of Germany deutsche marks; or (ii) Australian dollars, (iii) Italian lira, or (iv) any other currency which is freely transferable and convertible into Dollars; provided, however, that no such other currency under this clause (iv) shall be included as a Foreign Currency hereunder, or included in a Notice of Borrowing, unless (x) Franklin Electric has first submitted a request to the Agent that it be so included; and (y) the Agent, in its sole discretion, has agreed to such request.

         Foreign Currency Business Day shall mean any Domestic Business Day, excluding one on which trading is not carried on by and between banks in deposits of the applicable Foreign Currency in the applicable interbank market for such Foreign Currency.

         Foreign Currency Loans means Loans made in a Foreign Currency by all of the Banks at the same time pursuant to Section 2.01(a).

         Foreign Currency Notes means promissory notes of each of the Borrowers, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrowers to repay the Foreign Currency Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

         Franklin Electric means Franklin Electric Co., Inc., an Indiana corporation, and its successors and permitted assigns.

         Funded Debt means, with respect to any Person, as of any time of determination thereof and without duplication, the sum of (i) any obligation payable more than 1 year from the date of creation thereof, including all payments thereof required to be made within 1 year (including Capitalized Lease Obligations but excluding reserves for deferred compensation, deferred income taxes and other reserves to the extent such reserves do not constitute an obligation), (ii) Indebtedness secured by a Lien on property and (iii) Guarantees of financial obligations referred to in clause (i) of this definition.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i)to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii)entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "IBOR" has the meaning set forth in Section 2.05(d).

         "Income Available for Fixed Charges" for any period means (a) the sum of (i)Consolidated Net Income, (ii)tax expense and (iii)Consolidated Fixed Charges, minus (b) Capital Expenditures, all determined with respect to Franklin Electric and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

         "Indebtedness" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v)all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (ix) all Indebtedness of others Guaranteed by such Person.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing and Foreign Currency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the relevant Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day or a Foreign Currency Business Day, as the case may be, shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause(c) below, end on the last Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, of the appropriate subsequent calendar month; and

         (c) no Interest Period may be selected which would end after the Termination Date; and (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

         (b) no Interest Period may be selected which would end after the Termination Date.

         "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person or assumption of any obligation of such Person or otherwise; provided that Investment shall not include the repurchase or redemption by Franklin Electric of shares of Capital Stock of Franklin Electric.

         "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to Franklin Electric and the Agent. Each Bank may designate a Lending Office for Dollar Loans and a different Lending Office for Foreign Currency Loans and the term Lending Office shall in such case mean either such Lending Office, as the context shall require.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance of any kind in respect of such asset to secure or assure payment of any Indebtedness or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, Franklin Electric or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Foreign Currency Loan and Loans means Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, or any or all of them, as the context shall require.

         "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

         "Long-Term Debt" means at any date any Indebtedness of Franklin Electric or any Consolidated Subsidiary determined on a consolidated basis as of such date in accordance with GAAP which matures (or the maturity of which may at the option of Franklin Electric or any Consolidated Subsidiary be extended such that it matures) more than 1 year after such date.

         "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of Franklin Electric and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of a Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

         Material Subsidiary means at any time any Subsidiary having total assets (determined in accordance with GAAP) in excess of $5,000,000.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Note" means a Dollar Note or a Foreign Currency Note and Notes means Dollar Notes or Foreign Currency Notes, or any or all of them, as the context shall require.

         "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Officer's Certificate" has the meaning set forth in Section 3.01(f).

         "Participant" has the meaning set forth in Section 9.07(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Properties" means all real property owned or operated by Franklin Electric or any Subsidiary, wherever located.

         "Rate Determination Date" has the meaning set forth in Section
2.05(a).

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

         "Required Banks" means at any time Banks having at least (i) 76% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, 76% of the aggregate outstanding principal amount of the Notes (in the event that at such time there are 3 or more Banks party to this Agreement) or (ii) 100% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, 100% of the aggregate outstanding principal amount of the Notes (in the event that at such time there are fewer than 3 Banks party to this Agreement).

         Responsible Officer means any of the chief executive officer, chief operating officer, chief financial officer, chief accounting officer or treasurer of Franklin Electric or any other officer of Franklin Electric involved principally in its financial administration or its controllership function.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Franklin Electric.

         "Subsidiary Borrower" means any Borrower other than Franklin
Electric.

         "Subsidiary Guarantor" means any Subsidiary which has (i) executed and delivered to the Agent a Subsidiary Guaranty, and (ii) caused to be executed and delivered to the Agent (A) an opinion of counsel (acceptable to the Agent and the Required Banks) to such Subsidiary in such form and covering such matters relating to such Subsidiary and the Subsidiary Guaranty being executed and delivered by such Subsidiary as the Agent or any Bank may request, and (B) all documents which the Agent or any Bank may request relating to the existence of such Subsidiary, the corporate authority for and the validity of such Subsidiary Guaranty, and any other matters relevant thereto, all in form and substance satisfactory to the Agent and the Required Banks.

         "Subsidiary Guaranty" means a guaranty agreement executed by a Subsidiary Guarantor for the benefit of the Agent and the Banks in form and substance satisfactory to the Agent and the Required Banks, guaranteeing the obligations of the Borrowers (other than such Subsidiary Guarantor) under this Agreement and the other Loan Documents to which the Borrowers (other than such Subsidiary Guarantor) are parties.

         "Taxes" has the meaning set forth in Section 2.11(d).

         "Termination Date" means January 5, 2002, or such later date as may be determined from time to time pursuant to Section 2.04(b).

         "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of Franklin Electric's or any Subsidiary's business and on a temporary basis.

         "Transferee" has the meaning set forth in Section 9.07(d).

         "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

         U.S. Subsidiary means a Subsidiary which has the majority of its assets located in the United States of America.

         "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Franklin Electric.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by Franklin Electric's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of Franklin Electric and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by Franklin Electric's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) Franklin Electric shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events (x) such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 5.01, shall mean the financial statements referred to in Section 4.04), and (y) the Banks and Franklin Electric will negotiate in good faith to revise the financial covenants contained in this Agreement solely for the purpose of reflecting such changes so that the criteria for evaluating Franklin Electric's consolidated financial condition and performance will be substantially the same after such changes as they were before such changes.

         SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

         SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 1.05. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                  ARTICLE II

                                  THE CREDITS

         SECTION 2.01. Commitments to Make Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrowers from time to time before the Termination Date; provided that, immediately after each such Loan is made (i) the sum of the aggregate outstanding principal amount of Dollar Loans and the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency Loans by such Bank to all Borrowers shall not exceed the amount of its Commitment, and (ii) the sum of the aggregate outstanding principal amount of all Dollar Loans and the Dollar Equivalent of the aggregate outstanding principal amount of all Foreign Currency Loans shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. The Dollar Equivalent of each Foreign Currency Loan on the date each Foreign Currency Loan is disbursed shall be deemed to be the amount of the Foreign Currency Loan outstanding for the purpose of calculating the unutilized portion of the Commitments on the date of disbursement. Each Borrowing under this Section shall be in an aggregate principal amount of $500,000 (or the Dollar Equivalent thereof, rounded to the nearest Dollar, in any Foreign Currency) or any larger multiple of $500,000 (except that any Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Loans and reborrow under this Section at any time before the Termination Date.

         SECTION 2.02. Method of Borrowing Loans. (a) Franklin Electric shall give the Agent notice in the form attached hereto as Exhibit L (a "Notice of Borrowing") prior to 11:00 A.M. (Atlanta, Georgia time) on the

Domestic Business Day of each Base Rate Borrowing, at least 2 Euro-Dollar Business Days before each Euro-Dollar Borrowing and at least 2 Foreign Currency Business Days before each Foreign Currency Borrowing, specifying:

         (i) the name of the Borrower,

         (ii) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing, a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing and a Foreign Currency Business Day in the case of a Foreign Currency Borrowing,

         (iii) the aggregate amount of such Borrowing,

         (iv) whether the Loans comprising such Borrowing are to be Dollar Loans or Foreign Currency Loans, and (A) if such Loans are to be Dollar Loans, whether they are to be Base Rate Loans or Euro-Dollar Loans and (B) if such Loans are to be Foreign Currency Loans, specifying the Foreign Currency, and

         (v) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the relevant Borrower.

         (c) Not later than 1:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in or specified pursuant to Section 9.01, which funds shall be in Dollars and, if such Borrowing is a Foreign Currency Borrowing, in an amount equal to the Dollar Equivalent of such Bank's ratable share of such Foreign Currency Borrowing. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the relevant Borrower by wire transfer at the bank account specified by, and in the name of, such Borrower. Unless the Agent receives notice from a Bank, at the Agent's address referred to in Section9.01, before the date of a Fixed Rate Borrowing or not later than 12:30 P.M. (local time at such address) on the date of a Base Rate Borrowing, in either case stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the relevant Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the relevant Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the relevant Borrower (and for such purpose shall be entitled to charge such amount to any account of the relevant Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the relevant Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the relevant Borrower may have against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         (d) If any Bank makes a new Loan hereunder to a Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.11, as the case may be; provided, however, that if the Loan which is to be repaid is a Foreign Currency Loan, the foregoing provisions shall apply only if the new Loan is to be made in the same Foreign Currency.

         (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

         f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, such Loans shall be made as Base Rate Loans. If a Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and Franklin Electric fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans, which shall be made in the Dollar Equivalent of such maturing Loans, if such maturing Loans were Foreign Currency Loans.

         (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 10 different Interest Periods applicable to Fixed Rate Loans.

         SECTION 2.03. Notes. (a) The Dollar Loans of each Bank shall be evidenced by a single Dollar Note and the Foreign Currency Loans of each Bank shall be evidenced by a single Foreign Currency Note, each payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

         (b) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Dollar Note, such Dollar Loan is a Base Rate Loan or Euro-Dollar Loan, and, in the case of such Bank's Foreign Currency Note, specification of the Foreign Currency, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of any Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.04. Maturity of Loans; Extension of Termination Date. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         (b) Upon written request of Franklin Electric, which may be made from time to time and which shall be made in writing and delivered to the Agent on a Domestic Business Day no fewer than 60 days prior to each anniversary of the Effective Date, the Banks and the Agent in their sole and absolute discretion may (but shall not be obligated to) extend the then effective Termination Date for a period of 1 year; provided that in no event shall the Termination Date be extended later than January 5, 2006. In the event that a Bank chooses to extend the Termination Date for such a 1 year period, notice shall be given by such Bank to Franklin Electric and the Agent not more than 45, nor fewer than 30, days prior to the next succeeding anniversary of the Effective Date; provided that the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date and either (i) the remaining Banks shall purchase ratable assignments (without any obligations so to do) from such terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining aggregate amount of the Commitments; provided that such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 15 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause
(ii); and provided, further, that should any of the remaining Banks elect not to purchase such an assignment, then such other remaining Banks shall be entitled to purchase an assignment from any terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, (ii) Franklin Electric shall find another bank, reasonably acceptable to the Agent, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) or (iii) Franklin Electric shall reduce the aggregate amount of the Commitments in an amount equal to the unassigned portion of the Commitment of any such terminating Bank.

         SECTION 2.05.  Interest Rates.   (a)"Applicable Margin" shall be
determined quarterly based upon the ratio of Debt to EBITDA (calculated as of the last day of each Fiscal Quarter), as follows:

Ratio of Debt to                             Foreign
EBITDA                  Base Rate Loans   Currency Loans    Euro-Dollar Loans
------                  ---------------   --------------    -----------------
Greater than 2.0 to 1.0         0%              .325%            .325%

Greater than 1.5 to 1.0
but equal to or less
than 2.0 to 1.0                 0%              .30%             .30%

Greater than or equal
to 1.0 to 1.0
but less than or equal
to 1.5 to 1.0                   0%              .25%             .25%

Less than 1.0 to 1.0            0%              .20%             .20%

The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 60 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Effective Date to but excluding the Rate Determination Date next following the Effective Date, the Applicable Margin shall be (A)0% for Base Rate Loans, (B) .20% for Foreign Currency Loans, and (C) .20% for Euro-Dollar Loans, (ii)in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date Franklin Electric shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(b) with respect to the Fiscal Quarter most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which Franklin Electric shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B)the date on which Franklin Electric shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the ratio of Debt to EBITDA was more than 2.0 to 1.0 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Loan outstanding on such Rate Determination Date.

         (b)Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i)the applicable London Interbank Offered Rate for such Interest Period by (ii)1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 as of 11:00 a.m., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i)if more than one such offered rate appears on Telerate Page 3750, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; and (ii)if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 a.m., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (d) Each Foreign Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted IBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         Adjusted IBOR Rate means, with respect to each Interest Period for a Foreign Currency Loan, the sum of (i) the rate obtained by dividing (A) IBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements in respect of any category of liabilities by reference to which the interest rate on such Foreign Currency Loan is determined (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Foreign Currency Loan is in British pounds sterling, a percentage sufficient to compensate the Banks for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan.

         IBOR means, for any Interest Period, with respect to Foreign Currency Loans, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan appearing on the applicable Telerate Page as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Agent from any other interest rate reporting service of recognized standing designated in writing by the Agent to Franklin Electric.

         (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to Franklin Electric and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided that the Required Banks shall deliver written notice to Franklin Electric of such election prior to or promptly after such election.

         SECTION 2.06.  Fees.   (a) Franklin Electric shall pay to the Agent
for the ratable account of each Bank a facility fee equal to the product of:
(i)the aggregate of the daily average amounts of such Bank's Commitment, times
(ii)a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Effective Date to and including the Termination Date (or earlier date on which the Commitments are terminated pursuant to Section 2.07 or 6.01). Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be determined quarterly based upon the ratio of Debt to EBITDA (calculated as of the last day of each Fiscal Quarter) as follows:

                                           Applicable
    Ratio of Debt to EBITDA                Facility Fee Rate
    -----------------------                -----------------

    Greater than 2.0 to 1.0                      .15%

    Greater than or equal to 1.0 to 1.0
    but less than or equal to 2.0 to 1.0         .125%

    Less than 1.0 to 1.0                         .10%

The Applicable Facility Fee Rate shall be determined effective as of the date (herein, the "Facility Fee Determination Date") which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Facility Fee Rate so determined shall remain effective from such Facility Fee Determination Date until the date which is 60 days after the last day of the Fiscal Quarter in which such Facility Fee Determination Date falls (which latter date shall be a new Facility Fee Determination Date); provided that (i) for the period from and including the Effective Date to but excluding the Facility Fee Determination Date next following the Effective Date, the Applicable Facility Fee Rate shall be .10%;
(ii) in the case of any Applicable Facility Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Facility Fee Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Facility Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Facility Fee Determination Date Franklin Electric shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(b) with respect to the Fiscal Quarter most recently ended prior to such Facility Fee Determination Date, then for the period beginning on such Facility Fee Determination Date and ending on the earlier of (A) the date on which Franklin Electric shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which Franklin Electric shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Facility Fee Rate shall be determined as if the ratio of Debt to EBITDA was more than 2.0 to 1.0 at all times during such period.

         (b) Franklin Electric shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

         SECTION 2.07. Optional Termination or Reduction of Commitments. Franklin Electric may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $500,000 or any larger multiple of $500,000, the Commitments. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section2.06) shall be payable on the effective date of such termination.

         SECTION 2.08. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.09. Optional Prepayments. (a) Franklin Electric may, upon notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000 or in an amount equal to the then outstanding principal amount of all Base Rate Loans, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

         (b) Except as provided in Section 8.02, no Borrower may prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by any Borrower.

         SECTION 2.10. Mandatory Prepayments. (a) On each date on which the Commitments are reduced pursuant to Section 2.07 or Section 2.08, Franklin Electric shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks.

         (b) If the Agent determines at any time (either on its own initiative or at the instance of any Bank) that the aggregate principal amount of the Foreign Currency Loans outstanding (after converting each such Foreign Currency Loan to its Dollar Equivalent on the date of calculation) at any time exceeds the aggregate Commitments less the outstanding aggregate amount of all Dollar Loans, then upon 5 Foreign Currency Business Days' written notice from the Agent, Franklin Electric shall prepay an aggregate principal amount of Loans sufficient to bring the aggregate of the Dollar Equivalent of the Foreign Currency Loans and the Dollar Loans outstanding to an amount not exceeding the Commitment. Nothing in the foregoing shall require the Agent to make any such calculation unless expressly requested to do so by the Required Banks. All such prepayments shall be applied in the following order: (i) first to Base Rate Loan; (ii) then to Euro-Dollar Loans; and (iii) lastly, to Foreign Currency Loans.

         SECTION 2.11. General Provisions as to Payments. (a)The Borrowers shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds (subject to paragraph (c) of this Section with respect to Foreign Currency Loans) immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01.
The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

         (b) Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or the Foreign Currency Loans shall be due on a day which is not a Euro-Dollar Business Day or Foreign Currency Business

Day, as the case may be, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (c) All payments of principal and interest with respect to Foreign Currency Loans shall be made in the Foreign Currency in which the related Foreign Currency Loan was made.

         (d) All payments of principal, interest and fees and all other amounts to be made by the Borrowers pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank (i) taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof (including for the purpose of this clause (i) with respect to any Bank organized under the laws of one of the states of the United States, United States federal income taxes) and (ii) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that any Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, such Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, a Borrower shall furnish, at such Bank's reasonable request, evidence reasonably acceptable to such Bank, stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If a Borrower fails to provide such evidence, such Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of such Borrower's failure to provide evidence of tax payments or tax exemption.

         In the event any Bank receives a refund of any Taxes paid by a Borrower pursuant to this Section 2.11, it will pay to such Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, such Borrower shall promptly repay to it the amount of such refund.

         (e) Each Bank which shall be a foreign person (a person other than a United States person for United States Federal income tax purposes) hereby agrees that:

                   (i) it shall no later than the Effective Date (or, in the case of a Bank which shall become a party hereto pursuant to Section 9.07 after the Effective Date, the date upon which such Bank shall become a part hereto) deliver to Franklin Electric (with a copy to the Agent) (A) if any Lending Office is located in the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 (or any successors thereto) ("Form 4224"), and/or (B) if any Lending Office is located outside the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 (or any successor thereto) ("Form 1001"), in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Lending Offices under this Agreement free from withholding of United States Federal income tax, in the case of Form 1001, pursuant to a United States tax treaty currently in effect and for which notice of termination has not been given (and, if any political subdivision of the United States shall impose similar reporting requirements with respect to payments to such Bank under this Agreement and such Bank shall receive notice from Franklin Electric of the same, such Bank shall deliver any applicable forms to Franklin Electric with a copy to the Agent promptly after receipt of such notice);

                   (ii) if at any time such Bank shall change its Lending Office or Lending Offices or select an additional Lending Office as herein provided, it shall, at the same time or reasonably promptly thereafter, deliver to Franklin Electric (with a copy to the Agent) in replacement for, or in addition to, the forms previously delivered by it hereunder (A) if such changed or additional Lending Office is located in the United States, two (2) accurate and complete signed originals of Form 4224 or (B) otherwise, two (2) accurate and complete signed originals of Form 1001, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

                   (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Bank and if the delivery of the same be lawful, deliver to Franklin Electric (with a copy to the Agent) two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Bank;

                   (iv) if such Bank claims exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify Franklin Electric and the Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, Franklin Electric shall treat such Bank's Form 1001 as no longer in compliance with this Section 2.11(e). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with Franklin Electric, sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code;

                   (v) if the Internal Revenue Service or any authority of the United States of America or other jurisdiction successfully asserts a claim that the Agent or any Borrower did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify such Borrower or the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective), such Bank shall indemnify the Agent and/or such Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent and/or such Borrower, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent and/or such Borrower, as applicable under this paragraph (e), together with all costs, expenses and attorneys' fees (including the reasonable allocated costs for in-house staff counsel); and

                   (vi) it shall, promptly upon the Agent's or Franklin Electric's reasonable request to that effect, deliver to Franklin Electric (with a copy to the Agent) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

         (f) The Borrowers will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 2.11(d) to any Bank for the account of any Lending Office of such Bank:

                   (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 2.11(e) in respect of such Lending Office;

                   (ii) if such Bank shall have delivered to the Borrower a Form 4224 in respect of such Lending Office pursuant to Section 2.11(e) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                   (iii) if such Bank shall have delivered to Franklin Electric a Form 1001 in respect of such Lending Office pursuant to Section 2.11(e) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by any Borrower hereunder for account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

         (g) If, at any time, Franklin Electric shall request any Bank to deliver any forms or other documentation pursuant to Section 2.11(e)(vi), then Franklin Electric shall, on demand of such Bank, reimburse such Bank for any reasonable costs or expenses incurred by such Bank in the preparation or delivery of such forms or other documentation.

         (h) If any Borrower shall be required to pay additional amounts to any Bank pursuant to Section 2.11(d), then such Bank shall use its best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Bank shall not otherwise be disadvantageous to such Bank.

         (i) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Section 2.11(d) shall be applicable with respect to any Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

         SECTION 2.12. Computation of Interest and Fees. Interest on Domestic Loans based on the Base Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans and on Foreign Currency Loans shall be computed on the basis of a year of 360 days (except for any Foreign Currency Loans outstanding in British pounds sterling, Canadian dollars or Irish punts (if any of such currencies is selected as a Foreign Currency pursuant to clause (iv) of the definition of "Foreign Currency"), which shall be computed on a basis of 365 or 366 days, as the case may be) and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the
last day thereof.   Facility fees and any other fees payable  hereunder shall
be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.13. Additional Borrowers. (a) Franklin Electric may from time to time cause any Wholly-Owned Subsidiary to become eligible to borrower under Section 2.01 by delivering to the Agent an Election to Participate with respect to such Wholly-Owned Subsidiary, duly executed on behalf of such Wholly-Owned Subsidiary and Franklin Electric. Promptly upon receiving any such Election to Participate, the Agent shall give notice to the Banks of its receipt thereof, whereupon such Wholly-Owned Subsidiary shall become an Additional Borrower for all purposes of this Agreement.

         (b) The eligibility of any such Additional Borrower to borrow under
Section 2.01 shall terminate when the Agent receives an Election to Terminate with respect to such Additional Borrower, duly executed on behalf of Franklin Electric. Promptly upon receiving any such Election to Terminate, the Agent shall give notice to the Banks of its receipt thereof, and thereafter such Additional Borrower shall no longer be eligible to borrow under Section 2.01. The delivery of an Election to Terminate shall not affect any obligation of such Additional Borrower theretofore incurred.

                                  ARTICLE III

                           CONDITIONS TO BORROWINGS

         SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

         (a)  receipt by the Agent from each of the parties hereto of either
(A)a duly executed counterpart of this Agreement signed by such party or (B)a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

         (b) receipt by the Agent of a duly executed Dollar Note and a duly executed Foreign Currency Note of Franklin Electric for the account of each Bank complying with the provisions of Section 2.03;

         (c) receipt by the Agent of an opinion (together with any opinions of local counsel relied on therein) of Schiff, Hardin & Waite, counsel for Franklin Electric, dated as of the Effective Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

         (d) receipt by the Agent of an opinion of Womble Carlyle Sandridge & Rice, PLLC, special counsel for the Agent, dated as of the Effective Date, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

         (e) receipt by the Agent of a certificate (the "Closing Certificate"), dated the Effective Date, substantially in the form of Exhibit H hereto, signed by a principal financial officer of the Franklin Electric, to the effect that (i)no Default has occurred and is continuing on the date of the first Borrowing and (ii)the representations and warranties of Franklin Electric contained in Article IV are true on and as of the date of the first Borrowing hereunder; and

         (f) receipt by the Agent of all documents which the Agent or any Bank may reasonably request relating to the existence of Franklin Electric, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent, including without limitation a certificate of incumbency of Franklin Electric (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of Franklin Electric, substantially in the form of Exhibit I hereto, certifying as to the names, true signatures and incumbency of the officer or officers of Franklin Electric authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) Franklin Electric's Certificate of Incorporation, (ii) Franklin Electric's Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation for Franklin Electric as to the good standing of Franklin Electric in such state, and (iv) the action taken by the Board of Directors of

Franklin Electric authorizing Franklin Electric's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which Franklin Electric is a party.

         SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

         (a)  receipt by the Agent of Notice of Borrowing as required by
Section 2.02;

         (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

         (c) the fact that the representations and warranties of the Borrowers contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing, except (i) to the extent any such representation or warranty is stated to relate to an earlier date and (ii) for changes in the Schedules hereto reflecting transactions after the Effective Date permitted by this Agreement; and

         (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by Franklin Electric to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.

         SECTION 3.03. First Borrowing By Each Additional Borrower. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Additional Borrower is subject to the satisfaction of the following further conditions:

         (a) receipt by the Agent of an Election to Participate with respect to such Additional Borrower appropriately completed and signed;

         (b) receipt by the Agent for the account of each Bank of duly executed Notes of such Additional Borrower, dated on or before the date of such Borrowing, complying with the provisions of Section 2.03;

         (c) receipt by the Agent of one or more opinions of counsel for such Additional Borrower, reasonably acceptable to the Agent, which taken together cover the matters set forth in Exhibit E hereto; and

         (d) receipt by the Agent of all documents which it may reasonably request relating to (i) the existence of such Additional Borrower, (ii) the corporate authority for and validity of such Additional Borrower's Election to Participate and Notes; and (iii) the corporate authorization by Franklin Electric's Board of Directors of the guaranty set forth in Article XI of this Agreement with respect to such Additional Borrower, in each case in form and substance reasonably satisfactory to the Agent.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Franklin Electric represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. Franklin Electric is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by Franklin Electric of this Agreement, the Notes and the other Loan Documents (i)are within Franklin Electric's corporate powers, (ii)have been duly authorized by all necessary corporate action, (iii)require no action by or in respect of, or filing with, any governmental body, agency or official, (iv)do not contravene, or constitute a default under, any provision of any applicable law or regulation or of the Certificate of Incorporation or Bylaws of Franklin Electric or of any agreement, judgment, injunction, order, decree or other instrument binding upon Franklin Electric or any of its Subsidiaries, and
(v)do not result in the creation or imposition of any Lien on any asset of Franklin Electric or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of Franklin Electric enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Franklin Electric enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         SECTION 4.04. Financial Information. (a)The consolidated balance sheet of Franklin Electric and its Consolidated Subsidiaries as of December 31, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of Franklin Electric for the interim period ended September 30, 1997, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of Franklin Electric and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

         (b) Since December 31, 1996, there has been no event, act, condition or occurrence having a Material Adverse Effect.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of Franklin Electric threatened, against or affecting Franklin Electric or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could reasonably be expected to impair the ability of Franklin Electric to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

         SECTION 4.06. Compliance with ERISA. (a) Franklin Electric and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability (other than liabilities incurred in the ordinary course of business) to the PBGC or a Plan under Title IV of ERISA.

         (b) Either (i) neither Franklin Electric nor any member of the Controlled Group is or within the preceding 5 years ever has been obligated to contribute to any Multiemployer Plan, or (ii) if Franklin Electric or any member of the Controlled Group is or within the preceding 5 years has been obligated to contribute to any Multiemployer Plan, neither Franklin Electric nor any member of the Controlled Group has incurred any withdrawal liability in excess of $1,000,000 with respect to any Multiemployer Plan under Title IV of ERISA.

         SECTION 4.07. Taxes. There have been filed on behalf of Franklin Electric and its Subsidiaries all Federal and state income and other material tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of Franklin Electric or any Subsidiary have been paid, except those being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of Franklin Electric and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Franklin Electric, adequate. United States income tax returns of Franklin Electric and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1993.

         SECTION 4.08. Subsidiaries. Each of Franklin Electric's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Franklin Electric has no Subsidiaries except those Subsidiaries listed on Schedule 4.08 (as such Schedule may be updated by Franklin Electric (without any consent or approval by the Agent or any Bank) from time to time to delete therefrom Persons which cease to be Subsidiaries of Franklin Electric after the Effective Date and to add thereto Persons which become Subsidiaries of Franklin Electric after the Effective Date), which accurately sets forth each such Subsidiary's complete name and jurisdiction of organization.

         SECTION 4.09. Not an Investment Company. Neither Franklin Electric nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.10 Public Utility Holding Company Act. Neither Franklin Electric nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.11. Ownership of Property; Liens. Each of Franklin Electric and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section5.07.

         SECTION 4.12. No Default. Neither Franklin Electric nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 4.13. Full Disclosure. All information heretofore furnished by Franklin Electric to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Franklin Electric to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Franklin Electric has disclosed to the Banks in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 4.14. Environmental Matters. (a) Neither Franklin Electric nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect, and, except as disclosed on Schedule 4.14A-1 hereto, neither Franklin Electric nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. Except as disclosed on Schedule 4.14A-2 hereto, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

         (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of Franklin Electric, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

         (c) Franklin Electric, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and Franklin Electric's, and each of its Subsidiary's and Affiliate's, respective businesses, except where any failure to procure any such Environmental Authorizations or any failure to comply with any such Environmental Requirements could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.15. Compliance with Laws. Franklin Electric and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Requirements, except where any failure to comply with any such laws could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of Franklin Electric and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of Franklin Electric's Wholly Owned Subsidiaries are owned by Franklin Electric free and clear of any Lien or adverse claim. At least a majority of the issued shares of stock of each of Franklin Electric's other Subsidiaries (other than Wholly Owned Subsidiaries) having ordinary voting power to elect a majority of the board of directors of such Subsidiary is owned by Franklin Electric free and clear of any Lien or adverse claim.

         SECTION 4.17. Margin Stock. Neither Franklin Electric nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock. Margin Stock constitutes less than 25% of those assets of Franklin Electric and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

         SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, Franklin Electric will not be "insolvent," within the meaning of such term as used in O.C.G.A. 18-2-22 or as defined in 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                                  ARTICLE V

                                  COVENANTS

         Franklin Electric agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01. Information. Franklin Electric will deliver to each of the Banks:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of Franklin Electric and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

         (b) as soon as available and in any event within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of Franklin Electric and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end and audit adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of Franklin Electric;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit J (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of Franklin Electric
(i) setting forth in reasonable detail the calculations required to establish whether Franklin Electric was in compliance with the requirements of Sections 5.03, 5.04, 5.06, 5.07 and 5.08 on the date of such financial statements and
(ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Franklin Electric is taking or proposes to take with respect thereto;

         (d) within 5 Domestic Business Days after any Responsible Officer becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of Franklin Electric setting forth the details thereof and the action which Franklin Electric is taking or proposes to take with respect thereto;

         (e) promptly upon the mailing thereof to the shareholders of Franklin Electric generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual or quarterly reports which Franklin Electric shall have filed with the Securities and Exchange Commission;

         (g) if and when Franklin Electric or, to the knowledge of a Responsible Officer, any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii)receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
(iii)receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

         (h) promptly after a Responsible Officer knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against Franklin Electric and/or any Subsidiary for $3,000,000 or more in excess of amounts covered in full by applicable insurance; and

         (i) from time to time such additional information regarding the financial position or business of Franklin Electric and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Inspection of Property, Books and Records. Franklin Electric will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP (where applicable) shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants; provided that in any such discussions with the independent public accountants of Franklin Electric, Franklin Electric shall be afforded the opportunity to have one or more of its officers present at such discussions. Franklin Electric agrees to cooperate and assist in such visits and inspections, in each case upon reasonable prior notice and at such times during normal business hours and as often as may reasonably be desired.

         SECTION 5.03. Debt to EBIDTA. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Debt as at the end of such Fiscal Quarter to EBITDA for the period of 4 consecutive Fiscal Quarters then ended shall not exceed 2.5 to 1.0.

         SECTION 5.04. Current Obligation Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 1997, the ratio of Income Available for Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended to Current Obligations for the period of 4 consecutive Fiscal Quarters then ended, shall not have been less than 2.5 to 1.0.

         SECTION 5.05.   [Reserved]

         SECTION 5.06. Loans or Advances. Neither Franklin Electric nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees made in the ordinary course of business and consistently with practices existing on the Effective Date; (ii)deposits required by government agencies or public utilities; (iii)loans or advances to any Subsidiary Guarantor; (iv) loans or advances to any Subsidiary (other than any Subsidiary Guarantor) to the extent (A) the aggregate outstanding amount of all loans and advances to such Subsidiary does not exceed $10,000,000 and
(B) the aggregate outstanding amount of all loans and advances to all Subsidiaries (other than any Subsidiary Guarantor) does not exceed $30,000,000; (v) loans or advances to senior management of Franklin Electric pursuant to Franklin Electric's stock purchase plan in an aggregate outstanding amount not to exceed $5,000,000; (vi) loans or advances to the existing employee stock ownership plan of Franklin Electric and any new employee stock ownership plan of Franklin Electric which is approved by Franklin Electric's shareholders; and (vii) loans or advances permitted by
Section 5.07; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv), (v), (vi) or
(vii) of this Section, no Default shall have occurred and be continuing.

         SECTION 5.07. Investments. Neither Franklin Electric nor any of its Subsidiaries shall make Investments in any Person except as permitted by
Section 5.10, and except Investments (i) indirect obligations of or guaranteed by the United States Government or any state of the United States or any agency of either thereof maturing within 2 years, (ii) in certificates of deposit issued by, and time deposits with, a commercial bank with a capital of $100,000,000 or more or whose credit is reasonably satisfactory to the Agent,
(iii) in commercial paper rated A or better by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or the equivalent thereof by any nationally recognized rating agency, (iv) in the form of loans and advances permitted by Section 5.06, (v) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least A or better by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or the equivalent thereof by any nationally recognized rating agency,
(vi) in any Subsidiary or any corporation or other Person which immediately after such Investment is made will be a Subsidiary, (vii) consisting of stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to Franklin Electric or any Subsidiary, to the extent the aggregate amount of all such Investments described in this clause (vii) made after the Effective Date does not exceed $1,000,000, (viii) consisting of demand deposit accounts, (ix) consisting of repurchase agreements with respect to Investments described in clauses (ii) and (iii) above, (x) consisting of money market funds which invest exclusively in Investments described in clauses (i), (ii), (iii) and (ix) above, and (xi) not otherwise permitted by the foregoing clauses (i) through (x) in an aggregate amount not to exceed an amount equal to 25% of Consolidated Tangible Net Worth.

         SECTION 5.08. Negative Pledge. Neither Franklin Electric nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding $0;

         (b) any Lien existing on any asset of any corporation or other Person at the time such corporation or other Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

         (d) any Lien on any asset of any corporation or other Person existing at the time such corporation or other Person is merged or consolidated with or into Franklin Electric or a Consolidated Subsidiary and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by Franklin Electric or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (f) Liens securing Indebtedness owing by any Subsidiary to Franklin Electric or another Subsidiary;

         (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness secured by any such Lien is not increased;

         (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i)  any Lien on Margin Stock; and

         (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Tangible Net Worth.

         SECTION 5.09. Maintenance of Existence. Franklin Electric shall, and shall cause each Material Subsidiary to, maintain its corporate existence (except as otherwise permitted by Section 5.10) and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

         SECTION 5.10. Consolidations, Mergers and Sales of Assets. Franklin Electric will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that (a)Franklin Electric may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii)Franklin Electric is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing,
(b)Subsidiaries of Franklin Electric may merge with one another or with Franklin Electric, and (c) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit (1) any sale of accounts receivable of Franklin Electric or any Subsidiary, (2) any sale and leaseback of any Property owned by Franklin Electric or any of its Subsidiaries, (3) any sale, lease or other transfer of assets made by Franklin Electric or any

Subsidiary in the ordinary course of its business, or (4) any sale, lease or other transfer of assets outside of the ordinary course of business so long as the aggregate amount of assets sold, leased or otherwise transferred outside of the ordinary course of business in the then most recent twelve (12) month period which were not otherwise permitted by this Section 5.10 to be sold, leased or otherwise transferred together with the amount of any assets then proposed to be sold, leased or otherwise transferred outside of the ordinary course of business which are not otherwise permitted by this Section 5.10 to be sold, leased or otherwise transferred (A) does not constitute more than fifteen percent (15%) of Consolidated Total Assets determined as of the end of the most recently ended Fiscal Year and (B) has not contributed more than fifteen percent (15%) of Consolidated Operating Profits for the most recently ended Fiscal Year.

         SECTION 5.11. Use of Proceeds. No portion of the proceeds of the Loans will be used by Franklin Electric or any Subsidiary (i) in a manner which would violate or cause any Bank to be in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, (ii)for any purpose in violation of any applicable law or regulation, or (iii) to finance the acquisition of a controlling interest in any Person if the board of directors (or the functional equivalent thereof) of such Person has not recommended or approved such acquisition.

         SECTION 5.12. Compliance with Laws; Payment of Taxes. Franklin Electric will, and will cause each of its Subsidiaries and (as to ERISA and regulations and similar requirements of the PBGC only) each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. Franklin Electric will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of Franklin Electric or any Subsidiary not permitted by Section 5.08, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Agent, Franklin Electric shall have set up reserves in accordance with GAAP.

         SECTION 5.13. Insurance. Franklin Electric will maintain, and will cause each of its Subsidiaries to maintain (either in the name of Franklin Electric or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; provided that Franklin Electric may satisfy the requirements of this Section through adequate self-insurance programs.

         SECTION 5.14. Change in Fiscal Year. Franklin Electric will not change its Fiscal Year without the consent of the Required Banks.

         SECTION 5.15. Maintenance of Property. Franklin Electric shall, and shall cause each Subsidiary to, maintain its properties and assets in all material respects in good condition, repair and working order, ordinary wear and tear excepted.

         SECTION 5.16. Environmental Matters. (a) Franklin Electric shall furnish to the Banks and the Agent prompt written notice of all material Environmental Liabilities, pending or, to the best knowledge of any Responsible Officer, threatened material Environmental Proceedings, material Environmental Notices, Environmental Judgments and Orders, and material Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property.

         (b) Franklin Electric and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

         (c) Franklin Electric agrees that upon the occurrence of a material Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                                  ARTICLE VI

                                   DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) any Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 10 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 10 Domestic Business Days after such fee or other amount becomes due; or

         (b) Franklin Electric shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 to 5.11, inclusive, or Section 5.14; or

         (c) Franklin Electric shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which any Responsible Officer has knowledge of such failure or (ii) written notice thereof has been given to Franklin Electric by the Agent at the request of any Bank; or

         (d) any representation, warranty, certification or statement made or deemed made by any Borrower in this Agreement or by any Subsidiary Guarantor in any Subsidiary Guaranty to which such Subsidiary Guarantor is a party or in any certificate, financial statement (other than any projections made in such financial statement) or other document delivered pursuant to this Agreement or any Subsidiary Guaranty shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

         (e) Franklin Electric or any Subsidiary shall fail to make any payment in respect of Indebtedness outstanding in an aggregate amount exceeding $3,000,000 (other than the Notes) when due or within any applicable grace period; or

         (f) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness outstanding in an aggregate amount exceeding $3,000,000 of Franklin Electric or any Subsidiary or the mandatory prepayment or purchase of such Indebtedness by Franklin Electric (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

         (g) Franklin Electric, any other Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (h) an involuntary case or other proceeding shall be commenced against Franklin Electric, any other Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Franklin Electric, any other Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (i) Franklin Electric or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Franklin Electric, any member of the Controlled Group, any plan administrator or any combination of the foregoing which results in liability of Franklin Electric or any member of the Controlled Group of greater than $2,000,000; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such

Plan or Plans must be terminated; or Franklin Electric or any other member of the Controlled Group shall incur any withdrawal liability in excess of $2,000,000 with respect to a Multiemployer Plan; or

         (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against Franklin Electric or any Subsidiary and such judgment or order shall continue unsatisfied, unbonded and unstayed for a period of 60 days; or

         (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of the voting stock of Franklin Electric; or (ii) except as may occur solely as a result of natural disasters or other accidental causes, as of any date a majority of the Board of Directors of Franklin Electric consists of individuals who were not either (A) directors of Franklin Electric as of the corresponding date of the previous year, (B)selected or nominated to become directors by the Board of Directors of Franklin Electric of which a majority consisted of individuals described in clause (A), or (C)selected or nominated to become directors by the Board of Directors of Franklin Electric of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

         (l) any provision of Article XI shall cease to be in full force and effect with respect to Franklin Electric, or Franklin Electric or any Person acting on behalf of Franklin Electric shall so assert in writing; or

         (m) any material provision of any Subsidiary Guaranty shall cease to be in full force and effect with respect to the Subsidiary Guarantor party to such Subsidiary Guaranty, or such Subsidiary Guarantor or any Person acting on behalf of such Subsidiary Guarantor shall so assert in writing;

then, and in every such event, the Agent shall (i)if requested by the Required Banks, by notice to Franklin Electric terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to Franklin Electric declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Franklin Electric; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to Franklin Electric, without any notice to Franklin Electric or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Franklin Electric. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

         SECTION 6.02. Notice of Default. The Agent shall give notice to Franklin Electric of any Default under Section6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII

                                   THE AGENT

         SECTION 7.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Franklin Electric or any other Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

         SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or Franklin Electric specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from any Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between Franklin Electric and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

         SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, ANY BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

         SECTION 7.08. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrowers of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

         SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

         SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and Franklin Electric and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent (subject to the approval of Franklin Electric if such successor Agent is not a Bank). If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent (subject to the approval of Franklin Electric if such successor Agent is not a Bank). Any successor Agent shall be a bank, which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                  ARTICLE VIII

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

         (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) the Required Banks advise the Agent that the London Interbank Offered Rate or IBOR, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, the Agent shall forthwith give notice thereof to Franklin Electric and the Banks, whereupon until the Agent notifies Franklin Electric that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the type of Fixed Rate Loans specified in such notice shall be suspended. Unless the relevant Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and Franklin Electric, whereupon until such Bank notifies Franklin Electric and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity and shall so specify in such notice, the relevant Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loan, as the case may be, of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loan, as the case may be, such

Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Foreign Currency Loans, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive made or issued after the date hereof (whether or not having the force of law) of any Authority:

         (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for (A) taxes imposed on or measured by the income of such Bank and franchise taxes imposed on such Bank by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof (including for the purpose of this clause (A) with respect to any Bank organized under the laws of one of the states of the United States, United States federal income taxes) and (B) taxes imposed on the income of such Bank and franchise taxes imposed on such Bank by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Foreign Currency Loan any such requirement included in an applicable Adjusted IBOR Rate and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

         (iii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15days after demand by such Bank (with a copy to the Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule or regulation, or any change after the date hereof in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive made after the date hereof regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, Franklin Electric shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Each Bank will promptly notify Franklin Electric and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Notice by any Bank hereunder will be deemed to have been delivered promptly if given within 90 days after such Bank shall have determined it is entitled to compensation as a result of the occurrence of any such event. Franklin Electric shall not be liable for compensation pursuant to this Section 8.03 for which prompt notice has not been given. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         (d) The provisions of this Section 8.03 shall be applicable with respect to any Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Transferee.

         SECTION 8.04. Base Rate Loans or Other Fixed Rate Loans Substituted for Affected Fixed Rate Loans (a) If (i)the obligation of any Bank to make or maintain any type of Fixed Rate Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and Franklin Electric shall, by at least 5 Euro-Dollar Business Days' or Foreign Currency Business Days', as applicable, prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies Franklin Electric that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (A) all Loans which would otherwise be made by such Bank as Foreign Currency Loans or Euro-Dollar Loans, as the case may be, shall be made instead either (A) as Base Rate Loans, (B) if such suspension or demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, or (C) if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as Euro-Dollar Loans, as Franklin Electric may elect in the notice to such Bank through the Agent referred to hereinabove (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (B) after each of its Foreign Currency Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

In the event that Franklin Electric shall elect that the provisions of this Section shall apply to any Bank, Franklin Electric shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under
Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from Franklin Electric's election.

         (b) If any Bank (the Requesting Bank) gives any notice to Franklin Electric pursuant to Section 8.02 suspending such Bank's obligation to make Euro-Dollar Loans or Foreign Currency Loans or demands compensation or any other amount under Section 8.03, then upon written notice to the Agent and the Requesting Bank given no later than 60 days after such suspension or demand, Franklin Electric shall have the right to (i) seek a bank or banks (the Replacement Bank), satisfactory to Franklin Electric and the Agent (whose approval will not be unreasonably withheld), to purchase all of the Requesting Bank's rights and assume its obligations under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.07 or (ii) terminate the Requesting Bank's Commitment upon payment to the Requesting Bank of its share of the outstanding principal amount of all Loans, all accrued interest thereon and any other amounts payable to the Requesting Bank hereunder; provided that prior to any purchase by a Replacement Bank under clause (i) above or any termination of any Commitment under clause (ii) above, the remaining Banks shall have the opportunity (which opportunity shall allow such remaining Banks at least 15 Domestic Business Days in which to make a decision) ratably to purchase (in the form of an Assignment and Acceptance in accordance with their respective percentage of the aggregate amount of the Commitments) the Requesting Bank's rights and assume its obligations under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.07. The Requesting Bank shall execute or cause to be executed all instruments and documents reasonably requested by Franklin Electric or the Agent in order to effect any purchase and assumption or termination under this Section 8.04(b).

         SECTION 8.05. Compensation. Upon the request of any Bank, delivered to Franklin Electric and the Agent, Franklin Electric shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

         (a) any payment or prepayment of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan;

         (b) any failure by the Borrower to prepay a Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder;

         (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section
2.02 (other than any failure arising as a result of a notice given by the Agent pursuant to Section 8.01); or

         (d) any failure by a Borrower to pay a Foreign Currency Loan in the applicable Foreign Currency;

such compensation to include, without limitation, as applicable: (A) an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Loan is a Euro-Dollar Loan), or (ii) any deposit in a Foreign Currency of comparable amounts having terms comparable to such period placed with it by leading banks in the applicable interbank market for such Foreign Currency (if such Fixed Rate Loan is a Foreign Currency Loan) or (B) any such loss, cost or expense incurred by such Bank in liquidating or closing out any foreign currency contract undertaken by such Bank in funding or maintaining such Fixed Rate Loan (if such Fixed Rate Loan is a Foreign Currency Loan).

         SECTION 8.06. Failure to Pay in Foreign Currency. If any Borrower is unable for any reason to effect payment in a Foreign Currency as required by this Agreement or if any Borrower shall default in the Foreign Currency, each Bank may, through the Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which any Borrower shall make such payment in Dollars, such Borrower agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

         SECTION 8.07. Judgment Currency. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the relevant Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Agent of any payment in a currency other than the relevant Foreign Currency the Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, such Borrower shall indemnify the Banks for the shortfall.

                                  ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) Franklin Electric shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent (but subject to the provisions of the Agent's Letter Agreement), in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder that has occurred and, to the knowledge of the Agent, is continuing and (ii) if a Default occurs and, to the knowledge of the Agent or such Bank (as the case may be), is continuing all reasonable out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

         (b) Franklin Electric shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         (c) Franklin Electric shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by any Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by any Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and Franklin Electric shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

         SECTION 9.04. Set-offs; Sharing of Set-Offs. (a) Each Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to such Borrower or subject to withdrawal by such Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default (so long as such Bank lacks actual knowledge that such Event of Default is no longer continuing), and without notice to any Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

         (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
(vi)change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any guaranty given to support payment of the Loans; provided further, however, that if one or more Banks (each a Declining Bank) refuse to sign any amendment or waiver which is otherwise signed by the Required Banks and which, but for this proviso, would (under the immediately preceding proviso) require the signature of all of the Banks in order to become effective, then Franklin Electric shall have the right to (A) seek a bank or banks (the New Bank), satisfactory to Franklin Electric and the Agent (whose approval will not be unreasonably withheld), to purchase all of the Declining Bank's rights and assume its obligations under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.07 or (B) terminate the Declining Bank's Commitment upon payment to the Declining Bank of its share of the outstanding principal amount of all Loans, all accrued interest thereon and any other amounts payable to the Declining Bank hereunder; provided that prior to any purchase by a New Bank under clause (A) above or any termination of any Commitment under clause (B) above, the remaining Banks shall have the opportunity (which opportunity shall allow such remaining Banks at least 15 Domestic Business Days in which to make a decision) ratably to purchase (in the form of an Assignment and Acceptance in accordance with their respective percentage of the aggregate amount of the Commitments) the Declining Bank's rights and assume its obligations under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.07. The Declining Bank shall execute or cause to be executed all instruments and documents reasonably requested by Franklin Electric or the Agent in order to effect any purchase and assumption or termination under this Section 9.05(a). Once all Declining Banks which have refused to sign an amendment or waiver otherwise requiring the signature of all the Banks have either (x) had their Commitments terminated and all amounts owing to them hereunder paid or (y) assigned all of their rights and obligations under this Agreement to one or more existing Banks or New Banks (all in accordance with the second proviso of this Section 9.05(a)), such amendment or waiver signed by the Required Banks shall become effective.

         (b) The Borrowers will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by Franklin Electric and shall be afforded an opportunity of considering the same and shall be supplied by Franklin Electric with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by Franklin Electric to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrowers will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

         SECTION 9.06. Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.07. Successors and Assigns. (a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Borrower may assign or otherwise transfer any of its rights under this Agreement.

         (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i)postpone any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) reduce the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (iv)the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (v) the release of any guaranty given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide Franklin Electric and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

         (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit K, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank or an Affiliate of a Bank, by Franklin Electric); provided that (i)no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment,
(ii)the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000), (iii)no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of Franklin Electric, and (iv)a Bank may not have more than 2 Assignees that are not then Banks. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) Franklin Electric, (B) delivery of an executed copy of the Assignment and Acceptance to Franklin Electric and the Agent, (C)payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the Assignor or the Assignee of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor

Bank, the Agent and Franklin Electric shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

         (d) Subject to the provisions of Section9.08, the Borrowers authorize each Bank to disclose to any Participant or Assignee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrowers which has been delivered to such Bank by any Borrower pursuant to this Agreement or which has been delivered to such Bank by any Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

         (e) No Transferee shall be entitled to receive any greater payment under Section8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Franklin Electric's prior written consent or by reason of the provisions of Section8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by any Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy such Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

         SECTION 9.08. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by any Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank,
(ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

         SECTION 9.09. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

         SECTION 9.10. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         SECTION 9.11. Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrowers thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

         SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

         SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by any Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless such Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that no Borrower pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by such Borrower under applicable law.

         SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 9.16. Consent to Jurisdiction. The Borrowers (a) submit to non-exclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agree that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrowers. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against any Borrower personally, and against any assets of any Borrower, within any other state or jurisdiction.

         SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                  ARTICLE X

                       REPRESENTATIONS AND WARRANTIES
                           OF ADDITIONAL BORROWERS

         Each Wholly Owned Subsidiary that becomes an Additional Borrower pursuant to Section 2.13 shall, by signing and delivering its Election to Participate, represent and warrant as of the date thereof that:

         SECTION 10.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is, and at the time of each Borrowing by it hereunder will be, a Wholly Owned Subsidiary.

         SECTION 10.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of its obligations under this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation of bylaws, or of any agreement, judgment, injunction, order, decree or other instrument binding upon Franklin Electric or such Additional Borrower or result in the creation or imposition of any Lien on any asset of Franklin Electric or any of its Subsidiaries.

         SECTION 10.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Additional Borrower and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Additional Borrower, in each case enforceable in accordance with its terms, subject in each case to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                                  ARTICLE XI

                      GUARANTEE BY FRANKLIN ELECTRIC

         SECTION 11.01. The Guarantee. Franklin Electric unconditionally and irrevocably guarantees the full and punctual payment of all present and future indebtedness and other obligations of each Subsidiary Borrower evidenced by or arising out of any Loan Document, including the full and punctual payment of principal of and interest on the Notes of each Subsidiary Borrower and the full and punctual payment of all other sums now or hereafter owed by any Subsidiary Borrower under any Loan Document as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, according to the terms hereof and thereof (including any interest which accrues on any of the foregoing obligations after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Subsidiary Borrower, whether or not allowed or allowable as a claim in any such proceeding). If any Subsidiary Borrower fails punctually to pay the indebtedness and other obligations guaranteed by Franklin Electric hereby, Franklin Electric unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by such Subsidiary Borrower.

         SECTION 11.02. Guarantee Unconditional. The obligations of Franklin Electric under this Article XI shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Subsidiary Borrower under any Loan Document by operation of law or otherwise;

         (b) any modification, amendment or waiver of or supplement to any Loan Document;

         (c) any release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any Subsidiary Borrower under any Loan Document;

         (d) any change in the corporate existence, structure or ownership of any Subsidiary Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary Borrower or its assets, or any resulting release or discharge of any obligation of any Subsidiary Borrower contained in any Loan Document;

         (e) the existence of any claim, set-off or other rights which Franklin Electric (or any Subsidiary Borrower) may have at any time against any Bank, the Agent or any other Person, whether or not arising in connection with this Agreement, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any Subsidiary Borrower for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary Borrower of the principal of or interest on any Note or any other amount payable by it under any Loan Document; or

         (g) any other act or omission to act or delay of any kind by any Subsidiary Borrower, any Bank, the Agent or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 11.02, constitute a legal or equitable discharge of Franklin Electric's obligations under this Article XI.

         SECTION 11.03. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Franklin Electric's obligations under this Article XI constitute a continuing guaranty and shall remain in full force and effect until the Commitments of each Bank shall have terminated and all amounts payable by each Subsidiary Borrower under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Subsidiary Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary Borrower or otherwise, Franklin Electric's obligations under this Article XI with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 11.04. Waiver. Franklin Electric irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Subsidiary Borrower or any other Person or against any security.

         SECTION 11.05. Subrogation. Upon making any payment with respect to the obligations of any Subsidiary Borrower hereunder, Franklin Electric shall be subrogated to the rights of the payee against such Subsidiary Borrower with respect to such payment; provided that Franklin Electric shall not enforce any payment by way of subrogation against such Subsidiary Borrower so long as any Bank has any Commitment to such Subsidiary Borrower hereunder or any interest or fees payable by such Subsidiary Borrower hereunder remain unpaid.

         SECTION 11.06.  Stay of Acceleration.   If acceleration of the time
for payment of any amount payable by any Subsidiary Borrower under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Subsidiary Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless by payable by Franklin Electric hereunder forthwith on demand by the Agent made at the request of the Required Banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                       FRANKLIN ELECTRIC CO., INC.

                                       By: /s/ JESS B. FORD         (SEAL)
                                          ------------------------
                                       Title: CFO
                                       400 East Spring Street
                                       Bluffton, Indiana 46714
                                       Attention:  Chief Financial Officer
                                         (with a copy to the Treasurer)
                                       Telecopy number:  (219) 827-5530
                                       Telephone number: (219) 824-8000



COMMITMENTS                            WACHOVIA BANK, N.A.,
-----------                            as Agent and as a Bank
$25,000,000

                                       By:                          (SEAL)
                                          ------------------------
                                       Title: VP

                                       Lending Office
                                       --------------
                                       191 Peachtree Street, N.E.
                                       Atlanta, Georgia  30303-1757
                                       Attention:  Walter R. Gillikin
                                       Telecopy number: (404) 332-6898
                                       Telephone number: (404) 332-5747

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                       FRANKLIN ELECTRIC CO., INC.

                                       By:                          (SEAL)
                                          ------------------------
                                       Title: CFO
                                       400 East Spring Street
                                       Bluffton, Indiana 46714
                                       Attention:  Chief Financial Officer
                                         (with a copy to the Treasurer)
                                       Telecopy number:  (219) 827-5530
                                       Telephone number: (219) 824-8000



COMMITMENTS                            WACHOVIA BANK, N.A.,
-----------                            as Agent and as a Bank
$25,000,000

                                       By:  /s/ TODD J. EAGLE       (SEAL)
                                          ------------------------
                                       Title: VP

                                       Lending Office
                                       --------------
                                       191 Peachtree Street, N.E.
                                       Atlanta, Georgia  30303-1757
                                       Attention:  Walter R. Gillikin
                                       Telecopy number: (404) 332-6898
                                       Telephone number: (404) 332-5747

$15,000,000

                                       BANK OF AMERICA NATIONAL TRUST
                                       & SAVINGS ASSOCIATION


                                       By: /s/ MARK F. JACOBS       (SEAL)
                                          ------------------------

                                       Title: Vice President

                                       Lending Office
                                       --------------
                                       231 South LaSalle Street
                                       Chicago, Illinois 60697
                                       Attention:  Paul A. O'Mara
                                       Telecopy number:  (312) 828-6647
                                       Telephone number: (312) 828-1630




TOTAL COMMITMENTS:
$40,000,000

                                     SCHEDULE 4.08

                                 Existing Subsidiaries

Name of Subsidiary                            Jurisdiction of Incorporation
------------------                            -----------------------------

Franklin Electric Subsidiaries, Inc. [inactive]             Indiana

FE Petro, Inc.                                              Indiana

Franklin Electric International, Inc.                       Delaware

Franklin Electric of Canada, Limited [inactive]             Canada

Franklin Electric Europa, GmbH                              Germany

Franklin Electric (South Africa) Pty. Limited               South Africa

Franklin Electric Foreign Sales Corporation                 U.S.Virgin Islands

Franklin Electric (International) Pty. Ltd.                 Australia

Motores Franklin S.A. de C.V.                               Mexico

Franklin Electric B.V.                                      Netherlands

Franklin Electric AG                                        Switzerland

Franklin Electric spol S.R.O.                               Czech Republic

Franklin Electric S.R.L.                                    Italy

                                 SCHEDULE 4.14A-1

                    Potentially Responsible Party Designations

1.  Wayne Reclamation & Recycling           Columbia City, Indiana

2.  I. Jones Recycling                      Covington Road, Ft. Wayne, Indiana

3.  PCB Treatment Inc.                      Kansas City, Missouri

4.  Diaz Refinery                           Diaz, Arkansas

5.  Enviro Chem Third Site                  Zionsville, Indiana

                              SCHEDULE 4.14A-2

                 Properties Identified on Environmental Lists
                                     None

                                                                    EXHIBIT A

                                 DOLLAR NOTE

$_____________                                        Atlanta, Georgia
                                                      December 30, 1997

         For value received, [name of Borrower], a ________ corporation (the "Borrower"), promises to pay to the order of ________ the "Bank"), for the account of its Lending Office, the principal sum of ________ and No/100 Dollars ($_______), or such lesser amount as shall equal the unpaid principal amount of each Dollar Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Dollar Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All Dollar Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Note is one of the Dollar Notes referred to in the Amended and Restated Credit Agreement dated as of December 30, 1997 among Franklin Electric Co., Inc., the other Borrowers referred to therein, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

         The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

         The Borrower agrees, in the event that this Dollar Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

         IN WITNESS WHEREOF, the Borrower has caused this Dollar Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                       [BORROWER]


                                       By:                    (SEAL)
                                          --------------------
                                       Title:

                   DOLLAR LOANS AND PAYMENTS OF PRINCIPAL

       Type                  Amount    Amount of
        Of        Interest     of      Principal     Maturity       Notation
Date   Loan*        Rate      Loan      Repaid        Date          Made By
----   ----       --------   ------    ---------     --------       --------

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* I.e., a Base Rate or Euro-Dollars Loan.

                                                                    EXHIBIT B

                            FOREIGN CURRENCY NOTE

                                                             Atlanta, Georgia
                                                             December 30, 1997

         For value received, [name of Borrower], a _______ corporation (the Borrower), promises to pay to the order of ________________, a _____________ (the Bank), for the account of its Lending Office, the outstanding principal amount of each Foreign Currency Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Foreign Currency Note on the dates and at the rate or rates provided for Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Note is one of the Foreign Currency Notes referred to in the Amended and Restated Credit Agreement dated as of December 30, 1997 among Franklin Electric Co., Inc., the other Borrowers referred to therein, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

         The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

         The Borrower agrees, in the event that this Foreign Currency Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

         IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                       [BORROWER]


                                       By:                          (SEAL)
                                          -------------------------
                                       Title:

             FOREIGN CURRENCY LOANS AND PAYMENTS OF PRINCIPAL

        Type                 Amount of       Amount of
         of      Interest     Loan and       Principal    Maturity    Notation
Date   Foreign     Rate    Foreign Currency   Repaid        Date      Made By
----   Currency  --------  ----------------  ---------    --------    --------
       --------

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